Exhibit 5.1

	ATTORNEYS AT LAW		Broomfield, CO 720 566-4000
	Five Palo Alto Square		Reston, VA 703 456-8000
3000 El Camino Real
	Palo Alto, CA 94306-2155		San Diego, CA 858 550-6000
	Main	650 843-5000
	Fax	650 849-7400	San Francisco, CA
January 13, 2005			415 693-2000
www.cooley.com

MATTHEW B. HEMINGTON
Corgentech Inc.	(650) 843-5062
650 Gateway Boulevard	hemingtonmb@cooley.com
South San Francisco, CA 94080

Re:      S-8 Registration Statement 5.1 Opinion

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Corgentech Inc. (the “Company”) of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to 2,036,816 shares of the Company’s Common Stock, $0.001 par value per share (the “Shares”), pursuant to the Company’s 2003 Equity Incentive Plan, 2003 Non-Employee Directors’ Stock Option Plan and 2003 Employee Stock Purchase Plan (collectively, the “Plans”).

In connection with this opinion, we have examined the Registration Statement and related Prospectuses, the Company’s Certificate of Incorporation and Bylaws, as amended, the Plans and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion.  We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related Prospectuses, will be validly issued, fully paid and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

By:	/s Matthew B. Hemington
Matthew B. Hemington